Exhibit 4.1

                         SECOND SUPPLEMENTAL INDENTURE (this
               "Second Supplemental Indenture") dated as of October 10, 1996, among TIME WARNER INC., a Delaware corporation (the "Company"), TW INC., a Delaware corporation (the "Guarantor"), and THE CHASE MANHATTAN BANK (formerly known as Chemical Bank), a New York banking corporation, as trustee (the "Trustee").


          WHEREAS the Company has executed and delivered to the Trustee an Indenture (the "Senior Indenture"), dated as of January 15, 1993, providing for the issuance and sale by the Company from time to time of its senior debt securities (the "Securities"), which term shall include any Securities issued under the Senior Indenture after the date hereof;

          WHEREAS the Company proposes in and by this Second
Supplemental Indenture to supplement and amend the Senior
Indenture in certain respects as it applies to Securities issued thereunder;

          WHEREAS pursuant to an Amended and Restated Agreement and Plan of Merger, dated as of September 22, 1995, as amended, among the Guarantor, the Company, Turner Broadcasting System, Inc. ("TBS"), Time Warner Acquisition Corp. and TW Acquisition Corp., the Company and TBS will each merge with wholly owned subsidiaries of the Guarantor (the "Mergers");

          WHEREAS Section 901(5) of the Senior Indenture permits the Company, when authorized by a resolution of the Board of Directors of the Company, and the Trustee, at any time and from time to time, to enter into one or more indentures supplemental to the Senior Indenture, in form satisfactory to the Trustee, for the purpose of adding to the rights of the Holders of the Securities;

          WHEREAS the Guarantor desires to unconditionally and irrevocably guarantee the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Senior Indenture (including obligations to the Trustee) and the Securities, and the full and punctual performance within applicable grace periods of all other

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obligations of the Company under the Senior Indenture and the
Securities;

          WHEREAS the Guarantor desires to execute and deliver this Second Supplemental Indenture in accordance with Article Twelve of the First Supplemental Indenture dated as of June 15, 1993 (the "LYONs Supplemental Indenture"), between the Company and the Trustee, pursuant to which the Company issued Liquid Yield Option Notes due 2013 ("LYONs"), to provide, among other things, that common stock of the Guarantor shall be deliverable upon conversion of the LYONs and may be deliverable upon redemption of the LYONs; and

          WHEREAS the Company and the Guarantor have requested that the Trustee execute and deliver this Second Supplemental Indenture and all requirements necessary to make this Second Supplemental Indenture a valid instrument in accordance with its terms and to make the guarantee provided for herein the valid obligation of the Guarantor, and the execution and delivery of this Second Supplemental Indenture has been duly authorized in all respects.

          NOW THEREFORE, the Company, the Guarantor and the Trustee hereby agree that the following Sections of this Second Supplemental Indenture supplement the Senior Indenture and the LYONs Supplemental Indenture, as applicable, with respect to Securities issued thereunder:

          SECTION 1. Definitions. (a) Capitalized terms used herein and not defined herein have the meanings ascribed to such terms in the Senior Indenture and the LYONs Indenture.

          (b) Article One, Section 101, of the Senior Indenture and the LYONs Supplemental Indenture is hereby supplemented, solely with respect to the LYONs, to amend the definition of "Common Stock" to read in its entirety as follows:

          "Common Stock" means the common stock, par value
     $.01 per share, of the Guarantor.

          SECTION 2.  The Guarantee.  (a) The Guarantor
irrevocably and unconditionally guarantees (the "Guarantee"), to each Holder of Securities (including each

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Holder of Securities issued under the Senior Indenture after the date of this Second Supplemental Indenture) and to the Trustee and its successors and assigns, (i) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Senior Indenture (including obligations to the Trustee) and the Securities and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Company under the Senior Indenture and the Securities.

          (b) The Guarantor further agrees that the Guarantee constitutes a guarantee of payment, performance and compliance and not merely of collection.

          (c) The obligation of the Guarantor to make any payment hereunder may be satisfied by causing the Company to make such payment.

          (d) The Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder of Securities in enforcing any of their respective rights under the Guarantee.

          SECTION 3. Amendments to the LYONs Supplemental Indenture. (a) Paragraph (d)(vi) of Section 1110 of Article Eleven of the Senior Indenture is hereby amended, solely with respect to the LYONs Supplemental Indenture and the LYONs, to read in its entirety as follows:

               "(iv) the receipt by the Trustee of an
     Officers' Certificate and an Opinion of Counsel each stating that the terms of the delivery of the Common Stock are in conformity with this Indenture and that the shares of Common Stock to be issued by the Guarantor in payment of the Purchase Price in respect of LYONs have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Purchase Price in respect of the LYONs, will be validly issued, fully paid and nonassessable and shall be free of any preemptive rights and any lien or adverse claim (provided that such Opinion of Counsel may state that, insofar as it relates to the absence of such preemptive rights, liens and adverse claims, it is given upon the best knowledge of such counsel), and, in the case of such Officers' Certificate, that conditions

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     (i), (ii) and (iii) above have been satisfied and, in the
     case of such Opinion of Counsel, that the conditions set forth in clauses (ii) and (iii) above have been satisfied."

          (b) Paragraph (f) of Section 1110 of Article Eleven of the Senior Indenture is hereby amended, solely with respect to the LYONs Supplemental Indenture and the LYONs, to read in its entirety as follows:

               "(f)  Covenants of the Guarantor.  The
     Guarantor hereby warrants that all shares of Common Stock delivered in payment, in whole or in part, of the Purchase Price upon purchase of a LYON pursuant to this
     Section 1110 shall be newly issued shares or treasury shares, shall be duly and validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

               The Guarantor shall use its best efforts to list or cause to have quoted any shares of Common Stock to be issued pursuant to this Section 1110 on the principal national securities exchange or over-the-counter or other domestic market on which any other shares of the Common Stock are then listed or quoted.
     The Guarantor will promptly inform the Trustee in writing of any such listing."

          (c) Article Twelve of the Senior Indenture is hereby amended, solely with respect to the LYONs Supplemental Indenture and the LYONs, to read in its entirety as follows:


                       "ARTICLE VIII

                        Conversion

               Article Twelve of the Senior Indenture is hereby amended, solely with respect to a series of Securities that consists of LYONs, to delete Sections
     1201 through 1212 and to add in their place the following Sections 1201 through 1219:

               Section 1201.  Conversion Privilege.  A
     Holder of a LYON may convert such LYON into Common Stock at any time during the period stated in paragraph 7 of the LYONs. The number of shares of Common Stock

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     issuable upon conversion of a LYON per $1,000 of
     Principal Amount at Maturity thereof (the "Conversion Rate") shall be that set forth in paragraph 7 of the LYONs as the same may have been adjusted (i) for events occurring prior to the effective time of the Mergers, with respect to the common stock of the Company into which the LYONs were convertible prior to such effective time and (ii) for events occurring after the effective time of the Mergers, with respect to the Common Stock as set forth herein.

               A Holder may convert a portion of the
     Principal Amount of a LYON if the portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to conversion of all of a LYON also apply to conversion of a portion of a LYON.

               LYONs in respect of which a Purchase Notice or Change in Control Purchase Notice, as the case may be, has been given by the Holder thereof may not be converted pursuant to this Article Twelve on or after the date of the delivery of such Purchase Notice or Change in Control Purchase Notice, as the case may be, unless such Purchase Notice or Change in Control
     Purchase Notice, as the case may be, has first been validly withdrawn and, in any event, the right to convert a LYON pursuant to this Article Twelve lapses, upon purchase of such LYON by the Company (including pursuant to any purchase or redemption pursuant to Article Eleven).

               Section 1202. Conversion Procedure. (a) To convert a LYON a Holder must satisfy the requirements in paragraph 7 of the LYONs. The date on which the Holder satisfies all those requirements is the conversion date (the "Conversion Date"). The Company shall deliver to the Holder no later than the seventh Business Day following the Conversion Date, through the Conversion Agent, a certificate for the number of shares of Common Stock issuable upon the conversion and cash in lieu of any fractional share determined pursuant to Section 1203.

               Delivery of such certificate and delivery of any check for any cash in lieu of fractional interests therein may be delayed for a reasonable time at the request of the Company in order to effectuate the calculation of adjustments of the Conversion Rate

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     pursuant to this Article Twelve.  If, between any
     Conversion Date and the related date of delivery of shares of Common Stock, such shares shall cease to have any or certain rights, the Holder entitled to receive such shares shall be entitled only to receive such shares as so modified and any proceeds received thereon on or after such Conversion Date, and the Company, the Trustee and the Conversion Agent shall not be otherwise liable with respect to the modification, from such Conversion Date to the date of such delivery, of such shares of Common Stock.

               The Person entitled to receive Common Stock issuable upon conversion shall be treated as a stockholder of record of the Guarantor on and after the Conversion Date; provided, however, that no surrender of a LYON on any date when the stock transfer books of the Guarantor shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided, further, however, that such conversion shall be at the Conversion Rate in effect on the date that such LYON shall have been surrendered for conversion, as if the stock transfer books of the Guarantor had not been closed. Upon conversion of a LYON, such Person shall no longer be a Holder of such LYON.

               No payment or adjustment will be made for dividends on, or other distributions with respect to, any Common Stock except as provided in this Article
     Twelve. On conversion of a LYON, that portion of accrued OID attributable to the period from the Issue
     Date of the LYON through the Conversion Date with respect to the converted LYON shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the LYON being converted pursuant to the provisions hereof.

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               If the Holder converts more than one LYON at
     the same time, the number of shares of Common Stock issuable upon the conversion shall be computed based on the total Principal Amount at Maturity of the LYONs converted.

               Upon surrender of a LYON that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new LYON in an authorized denomination equal in Principal Amount at Maturity to the unconverted portion of the LYON surrendered.

               If the last day on which a LYON may be
     converted is not a Business Day in a place where the Conversion Agent is located, the LYON may be surrendered to such Conversion Agent on the next succeeding day that is a Business Day.

               (b) Notwithstanding anything to the contrary contained herein, in the event the Company shall have rescinded a redemption of LYONs pursuant to Section 1109 hereof, any Holder of LYONs that shall have surrendered LYONs for conversion following the day on which notice of the subsequently rescinded redemption shall have been given but prior to the date of the mailing of the notice of rescission required by Section 1109 hereof (a "Converting Holder") may rescind the conversion of such LYONs surrendered for conversion by
     (i) properly completing a form prescribed by the Company and mailed to Holders of LYONs (including Converting Holders) with the Company's notice of rescission, which form shall provide for the certification by any Converting Holder rescinding a conversion on behalf of any beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of LYONs that the beneficial ownership (within the meaning of such Rule) of such LYONs shall not have changed from the date on which such LYONs were surrendered for conversion to the date of such certification and (ii) delivering such form to the Company no later than the close of business on that date which is fifteen Trading Days following the date of the mailing of the Company's notice of rescission. The delivery of such form by a Converting Holder shall be accompanied by (x) any certificates representing shares of Common Stock issued to such Converting Holder upon a conversion of LYONs that shall be rescinded by the proper delivery of such

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     form (the "Surrendered Common Stock"), (y) any
     securities, evidences of indebtedness or assets (other than cash) distributed by the Guarantor to such Converting Holder by reason of such Converting Holder being a record holder of Surrendered Common Stock and
     (z) payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the sum of (I) any cash such Converting Holder may have received in lieu of the issuance of fractional Surrendered Common Stock and (II) any cash paid or payable by the Guarantor to such Converting Holder by reason of such Converting Holder being a record holder of Surrendered Common Stock. Upon receipt by the Company of any such form properly completed by a Converting Holder and any certificates, securities, evidences of indebtedness, assets or cash payments required to be returned by such Converting Holder to the Company as set forth above, the Guarantor shall instruct the transfer agent or agents for shares of Common Stock or other securities to cancel any certificates representing Surrendered Common Stock (which Surrendered Common Stock shall be deposited in the treasury of the Guarantor) and the Company shall instruct the Security Registrar to reissue certificates representing LYONs to such Converting Holder (which LYONs shall be deemed to have been Outstanding at all times during the period following their surrender for conversion). The Company shall, as promptly as practicable, and in no event more than five Trading Days following the receipt of any such properly completed form and any such certificates, securities, evidences of indebtedness, assets or cash payments required to be so returned, pay to the Holder of LYONs surrendered to the Company pursuant to a rescinded conversion or as otherwise directed by such Holder any interest paid or other payment made to Holders of LYONs during the period from the time such LYONs shall have been surrendered for conversion to the rescission of such conversion. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any form submitted to the Company to rescind the conversion of LYONs, including questions as to the proper completion or execution of any such form or any certification contained therein, shall be resolved by the Company, whose determination shall be final and binding.

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               Section 1203.  Fractional Shares.  The
     Guarantor will not deliver a fractional share of Common Stock upon conversion of a LYON. Instead, the Company will deliver cash for the current market value of the fractional share. The current market value of a fractional share shall be determined to the nearest 1/1,000th of a share by multiplying the Sale Price on the last Trading Day prior to the Conversion Date of a full share by the fractional amount and rounding the product to the nearest whole cent.

               Section 1204.  Taxes on Conversion.  If a
     Holder converts a LYON, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon such conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulations.

               Section 1205.  Guarantor to Provide Stock.
     The Guarantor shall, from time to time as may be necessary, reserve out of its authorized but unissued
     Common Stock a sufficient number of shares of Common
     Stock to permit the conversion of the LYONs for shares of Common Stock.

               All shares of Common Stock delivered upon conversion of the LYONs shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

               The Guarantor will endeavor promptly to
     comply with all Federal and state securities laws regulating the offer and delivery of shares of Common
     Stock upon conversion of LYONs, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or in the over-the-counter market or such other market on which the Common

     Stock is then listed or quoted. The Guarantor will promptly inform the Trustee of any such listing.

               Section 1206.  Adjustment for Change in
     Capital Stock.  If, after the Issue Date, the
     Guarantor:

               (1) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

               (2) subdivides its outstanding shares of Common Stock into a greater number of shares;

               (3) combines its outstanding shares of Common
          Stock into a smaller number of shares;

               (4) pays a dividend or makes a distribution on its Common Stock in shares of its Capital Stock
          (other than Common Stock or rights, warrants or options for its Capital Stock); or

               (5) issues by reclassification of its Common
          Stock any shares of its Capital Stock (other than rights, warrants or options for its Capital
          Stock),

     then the conversion privilege and the Conversion Rate in effect immediately prior to such action shall be adjusted so that the Holder of a LYON thereafter converted may receive the number of shares or other units of Capital Stock of the Guarantor which such Holder would have owned immediately following such action if such Holder had converted the LYON immediately prior to such action.

               The adjustment shall become effective
     retroactively immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

               If after an adjustment a Holder of a LYON upon conversion of such LYON may receive shares or other units of two or more classes or series of Capital Stock of the Guarantor, the Conversion Rate shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class or series of Capital Stock as is contemplated by this

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     Article Twelve with respect to the Common Stock, on
     terms comparable to those applicable to Common Stock in this Article Twelve. For the purposes of this Section 1206, each Holder shall be deemed to have failed to exercise any right to elect the kind or amount of securities receivable upon the payment of any such dividend, subdivision, combination, conversion or reclassification (provided that if the kind or amount of securities receivable upon such dividend, subdivision, combination, conversion or reclassification is not the same for each nonelecting share or other unit, then the kind and amount of property receivable upon such dividend, subdivision, combination, conversion, reclassification, consolidation, merger or share exchange for each nonelecting share shall be deemed to be the kind and amount so receivable per share or other unit by a plurality of the nonelecting shares or other units).

               Section 1207.  Adjustment for Rights Issue.
     If the Guarantor distributes any rights, warrants or options to all holders of its Common Stock (excluding dividends for which adjustment is made pursuant to
     Section 1206) entitling them, for a period expiring within 60 days after the record date for such distribution, to purchase shares of Common Stock at a price per share less than the Sale Price as of the Time of Determination, the Conversion Rate shall be adjusted in accordance with the formula:

                               (O + N)
                R' = R x    O + (N x P)
                                   M

     where:

          R' = the adjusted Conversion Rate.

          R  = the current Conversion Rate.

          O = the number of shares of Common Stock outstanding on the record date for the distribution to which this Section 1207 is being applied.

          N  = the number of additional shares of Common
               Stock offered pursuant to such distribution.

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          P  = the offering price per share of such
               additional shares.

          M  = the Average Sale Price, minus, in the case of
               (i) a distribution to which Section 1206(4) applies or (ii) a distribution to which
               Section 1208 applies, for which, in each case, (x) the record date shall occur on or before the record date for the distribution to which this Section 1207 applies and (y) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 1207 applies, the fair market value (on the record date for the distribution to which this
               Section 1207 applies) of:

                         (1) the Capital Stock of the
                    Guarantor distributed in respect of each share of Common Stock in such
                    Section 1206(4) distribution, and

                         (2) the assets of the Guarantor or
                    debt securities or any rights, warrants
                    or options to purchase securities of the Guarantor distributed in respect of each share of Common Stock in such
                    Section 1208 distribution.

     The Board of Directors of the Guarantor shall determine fair market values for the purposes of this Section 1207.

               The adjustment shall become effective
     immediately after the record date for the determination of shareholders entitled to receive the rights, warrants or options to which this Section 1207 applies. If all the shares of Common Stock subject to such rights, warrants or options have not been issued when such rights, warrants or options expire, then the Conversion Rate shall promptly be readjusted to the Conversion Rate which would then be in effect had the adjustment upon the issuance of such rights, warrants or options been made on the basis of the actual number of shares of Common Stock issued upon the exercise of such rights, warrants or options.

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               No adjustment shall be made under this
     Section 1207 if the application of the formula stated above in this Section 1207 would result in a value of R' that is equal to or less than the value of R.

               Section 1208.  Adjustment for Other
     Distributions. If the Guarantor distributes to all holders of its Common Stock any of its assets or debt securities or any rights, warrants or options to purchase securities of the Guarantor (including securities or cash, but excluding (i) distributions of Capital Stock referred to in Section 1206 and distributions of rights, warrants or options referred to in Section 1207 and (ii) cash dividends and distributions, if any, paid from time to time by the Guarantor that do not constitute Extraordinary Cash Dividends), the Conversion Rate shall be adjusted, subject to the provisions of the last paragraph of this
     Section 1208, in accordance with the formula:

                              M
                    R' = R x M-F
     where:

          R' = the adjusted Conversion Rate.

          R  = the current Conversion Rate.

          M = the Average Sale Price, minus, in the case of a distribution to which Section 1206(4) applies for which (i) the record date shall occur on or before the record date for the distribution to which this Section 1208 applies and (ii) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 1208 applies, the fair market value (on the record date for the distribution to which this Section 1208 applies) of any Capital Stock of the Guarantor distributed in respect of each share of Common Stock in such Section 1206(4) distribution.

          F = the fair market value (on the record date for the distribution to which this Section 1208 applies) of the assets, securities, rights, warrants or options to be distributed in respect of each share of Common Stock in the distribution to which this Section 1208 is being applied (including, in the case of cash dividends or other cash distributions giving rise to an adjustment, all such cash distributed concurrently).

     The Board of Directors of the Guarantor shall determine fair market values for the purpose of this Section
     1208.

               The adjustment shall become effective
     immediately after the record date for the determination of shareholders entitled to receive the distribution to which this Section 1208 applies.

               For purposes of this Section 1208, the term
     "Extraordinary Cash Dividend" shall mean any cash dividend with respect to the Common Stock the amount of which, together with the aggregate amount of such cash dividends on the Common Stock to be aggregated with such cash dividend in accordance with the provisions of this paragraph, equals or exceeds the threshold percentages set forth in item (a) or (b) below:

               (a)  If, upon the date prior to the Ex-
          Dividend Time with respect to a cash dividend on the Common Stock, the aggregate amount of such cash dividend together with the amounts of all cash dividends on Common Stock with Ex-Dividend Times occurring in the 85 consecutive day period ending on the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied equals or exceeds on a per share basis 12.5% of the average of the Sale Prices during the period beginning on the date after the first such Ex-Dividend Time in such period and ending on the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied (except that if no other cash dividend has had an Ex-Dividend Time occurring in such period, the period for calculating the average of the Sale Prices shall be the period commencing 85 days prior to the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied), such cash dividend together with each other cash dividend with an Ex-Dividend Time occurring in such 85 day period shall be deemed to be an Extraordinary Cash Dividend and for purposes of applying the formula set forth above in this
          Section 1208, the value of "F" shall be equal to
          (w) the aggregate amount of such cash dividend together with the amounts of the other cash dividends with Ex-Dividend Times occurring in such period minus (x) the aggregate amount of such other cash dividends with Ex-Dividend Times occurring in such period for which a prior adjustment in the Conversion Rate was previously made under this Section 1208.

               (b)  If, upon the date prior to the Ex-
          Dividend Time with respect to a cash dividend on the Common Stock, the aggregate amount of such cash dividend together with the amounts of all cash dividends on Common Stock with Ex-Dividend Times occurring in the 365 consecutive day period ending on the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied equals or exceeds on a per share basis 25% of the average of the Sale Prices during the period beginning on the date after the first such Ex-Dividend Time in such period and ending on the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied (except that if no other cash dividend has had an Ex-Dividend Time occurring in such period, the period for calculating the average of the Quoted Prices shall be the period commencing 365 days prior to the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied), such cash dividend together with each other cash dividend with an Ex-Dividend Time occurring in such 365-day period shall be deemed to be an Extraordinary Cash Dividend and for purposes of applying the formula set forth above in this Section 1208, the value of "F" shall be equal to (y) the aggregate amount of such cash dividend together with the amounts of the other cash dividends with Ex-Dividend Times occurring in such period minus (z) the aggregate amount of such other cash dividends with Ex-Dividend Times occurring in such period for which a prior adjustment in the Conversion Rate was previously made under this Section 1208.

               In making the determinations required by items (a) and (b) above, the amount of cash dividends paid on a per share basis and the average of the Sale Prices, in each case during the period specified in item (a) or (b) above, as applicable, shall be appropriately adjusted to reflect the occurrence during such period of any event described in Section 1206.

               In the event that, with respect to any
     distribution to which this Section 1208 would otherwise apply, "M" minus "F" as defined in the above formula is less than $1.00 or "F" is equal to or greater than "M", then the adjustment provided by this Section 1208 shall not be made and in lieu thereof the provisions of
     Section 1214 shall apply to such distribution.

               Section 1209.  When Adjustment May Be
     Deferred. No adjustment in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% (e.g., if the Conversion Rate is 4, an increase or decrease of .04 (1% of 4)) in the Conversion Rate. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

               All calculations under this Article Twelve shall be made to the nearest cent or to the nearest 1/1,000th of a share, as the case may be, with one-half of a cent and 5/10,000ths of a share being rounded upwards.

               Section 1210.  When No Adjustment Required.
     No adjustment need be made for a transaction referred to in Section 1206, 1207, 1208 or 1214 if Holders are to participate in the transaction on a basis and with notice that the Board of Directors of the Guarantor determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction. Such participation by Holders may include participation upon conversion provided that an adjustment shall be made at such time as the Holders are no longer entitled to participate.

               No adjustment need be made for rights to purchase Common Stock pursuant to a Guarantor plan for reinvestment of dividends or interest.

               No adjustment need be made for a change in the par value or no par value of the Common Stock.

               To the extent the LYONs become convertible into cash pursuant to the terms of Section 1208 or 1214, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

               Notwithstanding any provision to the contrary in this Indenture, no adjustment shall be made in the Conversion Rate to the extent, but only to the extent, such adjustment results in the following quotient being less than the par value of the Common Stock: (i) the Issue Price plus accrued Original Issue Discount as of the date such adjustment would otherwise be effective divided by (ii) the Conversion Rate as so adjusted.

               Section 1211.  Notice of Adjustment.
     Whenever the Conversion Rate is adjusted, the Guarantor shall file with the Trustee and the Conversion Agent a notice of such adjustment and a certificate from the Guarantor's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The Conversion Agent will promptly mail such notice to Holders of LYONs at the Company's expense. The certificate shall be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

               Section 1212.  Voluntary Increase.  The
     Company from time to time may increase the Conversion Rate by any amount and for any period of time (provided that such period is not less than 20 Business Days). Whenever the Conversion Rate is increased, the Company shall mail to Holders and file with the Trustee and the Conversion Agent a notice of the increase. The Company shall mail the notice at least 15 days before the date the increased Conversion Rate takes effect. The notice shall state the increased Conversion Rate and the period it will be in effect.

               A voluntary increase of the Conversion Rate does not change or adjust the Conversion Rate otherwise in effect for purposes of Section 1206, 1207 or 1208.

               Section 1213.  Notice of Certain
     Transactions.  If:

               (1) the Company or the Guarantor takes any action that would require an adjustment in the Conversion Rate pursuant to Section 1206, 1207 or 1208 (unless no adjustment is to occur pursuant to Section 1210); or

               (2) the Company or the Guarantor takes any action that would require a supplemental indenture pursuant to Section 1214; or

               (3) there is a liquidation or dissolution of the Company or the Guarantor;

     then the Company shall mail to Holders and file with the Trustee and the Conversion Agent a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, binding share exchange, transfer, liquidation or dissolution. The Company shall file and mail the notice at least 15 days before such date. Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.

               Section 1214.  Reorganization of Guarantor;
     Special Distributions. If the Guarantor is a party to a transaction subject to Section 801 (other than a sale of all or substantially all of the assets of the Guarantor in a transaction in which the holders of Common Stock immediately prior to such transaction do not receive securities, cash or other assets of the Guarantor or of any other person) or a merger or binding share exchange which reclassifies or changes its outstanding Common Stock, the Person obligated to deliver securities, cash or other assets upon conversion of LYONs shall enter into a supplemental indenture. If the issuer of securities deliverable upon conversion of LYONs is an Affiliate of the successor Guarantor, that issuer shall join in the supplemental indenture.

               The supplemental indenture referred to above shall provide that the Holder of a LYON may convert it into the kind and amount of securities, cash or other assets which such Holder would have received immediately after the consolidation, merger, binding share exchange or transfer if such Holder had converted the LYON immediately before the effective date of the transaction, assuming (to the extent applicable) that such Holder (i) was not a constituent person or an Affiliate of a constituent person to such transaction;
     (ii) made no election with respect thereto; and (iii) was treated alike with the plurality of non-electing Holders. The supplemental indenture referred to above shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article Twelve. The successor to the Guarantor shall mail to Holders a notice briefly describing the supplemental indenture.

               If this Section applies, neither Section 1206 nor 1207 applies.

               If the Guarantor makes a distribution to all holders of its Common Stock of any of its assets, or debt securities or any rights, warrants or options to purchase securities of the Guarantor that, but for the provisions of the last paragraph of Section 1208, would otherwise result in an adjustment in the Conversion Rate pursuant to the provisions of Section 1208, then, from and after the record date for determining the holders of Common Stock entitled to receive the distribution, a Holder that converts a LYON in accordance with the provisions of this Indenture shall upon such conversion be entitled to receive in addition to the shares of Common Stock into which the LYON is convertible, the kind and amount of securities, cash or other assets comprising the distribution that such Holder would have received if such Holder had converted the LYON immediately prior to the record date for determining the holders of Common Stock entitled to receive the distribution.

               Section 1215.  Guarantor Determination Final.
     Any determination that the Guarantor or the Board of Directors of the Guarantor makes pursuant to this Article Twelve is conclusive.

               Section 1216.  Trustee's Adjustment
     Disclaimer. The Trustee has no duty to determine when an adjustment under this Article Twelve should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture under Section 1214 need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of LYONs. The Trustee shall not be responsible for either the Company's or the Guarantor's failure to comply with this Article Twelve. Each Conversion Agent (other than the Company or the Guarantor or an Affiliate of the Company or the Guarantor) shall have the same protection under this Section 1216 as the Trustee.

               Section 1217.  Simultaneous Adjustments.  If
     this Article Twelve requires adjustments to the Conversion Rate under more than one of Section 1206(4), 1207 or 1208, and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 1206, second, the provisions of Section 1208 and, third, the provisions of Section 1207.

               Section 1218. Successive Adjustments. After an adjustment to the Conversion Rate under this Article Twelve, any subsequent event requiring an adjustment under this Article Twelve shall cause an adjustment to the Conversion Rate as so adjusted.

               Section 1219.  Cancellation of Security.
     Upon receipt by the Trustee of LYONs delivered to the Conversion Agent for conversion under this Article
     Twelve, the Trustee shall cancel and dispose of the same as provided in Section 309."

          SECTION 4.  Conversion Rate.  The Guarantor and the
Company hereby represent that no adjustment to the Conversion
Rate is required under Article Twelve as a result of the Merger.

          SECTION 5. Reports. The Guarantor shall file with the Trustee, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.

          SECTION 6. This Second Supplemental Indenture. This Second Supplemental Indenture shall be construed as supplemental to the Senior Indenture and shall form a part of it, and the Senior Indenture is hereby incorporated by reference herein and each is hereby ratified, approved and confirmed.

          SECTION 7.  GOVERNING LAW.  THIS SECOND SUPPLEMENTAL
INDENTURE SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE
LAWS OF THE STATE OF NEW YORK.

          SECTION 8.  Counterparts.  This Second Supplemental
Indenture may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

          SECTION 9.  Headings.  The headings of this Second
Supplemental Indenture are for reference only and shall not limit or otherwise affect the meaning hereof.

          SECTION 10. Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and the Guarantor, and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee shall have no responsibility whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture.

          SECTION 11. Separability. In case any one or more of the provisions contained in this Second Supplemental Indenture or in the Securities shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Second Supplemental Indenture or of the Securities, but this Second Supplemental Indenture and the Securities shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

          IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed by their respective authorized officers as of the date first written above.


                         TIME WARNER INC.,

                         by
                         Name:  Thomas W. McEnerney
                         Title: Vice President


                         TW INC.,

                         by
                         Name:  Thomas W. McEnerney
                         Title: Vice President


                         THE CHASE MANHATTAN BANK,
                              as Trustee,

                         by
                         Name:     Richard Lorenzen
                         Title:    Senior Trust Officer


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